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                                                                       EXHIBIT A


Joint Filing Agreement pursuant to Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.


         Each of the undersigned hereby agrees to be included in the filing of Amendment No. 3 to Schedule 13D with respect to the issued and outstanding Common Stock of Ridgewood Hotels, Inc. beneficially owned by each of the undersigned, respectively.


Date: July 7, 2003           Fountainhead Holdings, Inc.


                             By: /s/ Anthony J. Mastandrea
                                 ---------------------------
                                 Anthony J. Mastandrea
                                 Chief Financial Officer and
                                 Treasurer


                             Fountainhead Holdings, Ltd.


                             By: /s/ Anthony J. Mastandrea
                                 ---------------------------
                                 Anthony J. Mastandrea
                                 Chief Financial Officer


                             /s/ Donald E. Panoz
                             ---------------------------
                             Donald E. Panoz


                             /s/ Nancy C. Panoz
                             ---------------------------
                             Nancy C. Panoz